As filed with the Securities and Exchange Commission on August 6, 2003
                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  YP.NET, INC.
             (Exact name of Registrant as specified in its charter)

NEVADA                                                                85-0206668
(State or other jurisdiction                                   (I.R.S. EMPLOYER)
incorporation or organization)                               Identification No.)

                       4840 EAST JASMINE STREET, SUITE 105
                               MESA, ARIZONA 85205
               (Address of Principal Executive Offices) (Zip Code)

                          YP.NET, INC. 2003 STOCK PLAN
                            (Full title of the Plan)

                                Daniel M. Mahoney
                              SNELL & WILMER L.L.P.
                               One Arizona Center
                             Phoenix, AZ 85004-0001
                     (Name and Address of Agent for Service)
                                 (602) 382-6384
          (Telephone number, including area code, of agent for service)

                              CALCULATION OF REGISTRATION FEE

================================================================================================
TITLE OF SECURITIES TO    AMOUNT TO BE   PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
    BE REGISTERED          REGISTERED        OFFERING         AGGREGATE OFFERING    REGISTRATION
                                         PRICE PER SHARE(1)         PRICE(1)             FEE
                          ----------------------------------------------------------------------
Common Stock,                3,000,000  $             2.165  $          6,495,000  $      525.45
..001 Par Value
(2003 Stock Plan)
================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock on the Over-the-Counter bulletin Board on August

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by YP.NET, Inc., a Nevada corporation (the "Registrant"), relating to 3,000,000 shares of its common stock, par value $.001 per share (the "Stock"), issuable to eligible employees of the Registrant under the YP.NET, Inc. 2003 Stock Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
        -----------------------------------------------

     The documents containing the information related to the Plan, which is being filed as an exhibit to this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of
Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.
        ----------------------------------------------------

     As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
        -----------------------------------------------

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration
Statement:

     1. Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002 and filed with the SEC on January 14, 2003.

     2. Amended Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2002 and filed with the SEC on April 10, 2003.

     3. Amended Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2002 and filed with the SEC on July 8, 2003.

     4. Quarterly Report on Form 10-QSB for the first fiscal quarter ended December 31, 2002 and filed with the SEC on February 13, 2003.

     5. Amended Quarterly Report on Form 10-QSB/A for the first fiscal quarter ended December 31, 2002 and filed with the SEC on April 10, 2003.

     6. Amended Quarterly Report on Form 10-QSB/A for the first fiscal quarter ended December 31, 2002 and filed with the SEC on July 8, 2003.

     7. Quarterly Report on Form 10-QSB for the second fiscal quarter ended March 31, 2003 and filed with the SEC on May 15, 2003.

     8. Quarterly Report on Form 10-QSB for the second fiscal quarter ended March 31, 2003 and filed with the SEC on July 8, 2003.

     9. Current Reports on Form 8-K filed with the SEC on April 9, 2003 and May 30, 2003.

     10. Description of Registrant's common stock, which is contained in the Registrant's Registration Statement on Form 10SB12G, File No. 000-24217, as filed with the SEC on May 6, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.
        -------------------------

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.
        --------------------------------------

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

     Article 11 of the Registrant's By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonable incurred or suffered by him in connection therewith.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.
        -----------------------------------

Item 8. EXHIBITS.
        --------

          Exhibit Index located at Page 5.

Item 9  UNDERTAKINGS.
        ------------

          (a)  The  undersigned  Registrant  hereby  undertakes:


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
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration
--------  -------
statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on August 5, 2003.

                                 YP.NET, INC.

                                 By:  /s/  Angelo Tullo
                                    --------------------------------------------
                                 Angelo Tullo
                                 Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Angelo Tullo and David J. Iannini, and each of them , as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature                                    Title                         Date
--------------------------  ----------------------------------------  --------------

/s/  Angelo Tullo
--------------------------  Chairman, President and Chief Executive   August 5, 2003
Angelo Tullo                Officer (Principal Executive Officer)

/s/  David J. Iannini
--------------------------  Chief Financial Officer (Principal        August 5, 2003
David J. Iannini            Financial and Accounting Officer)


/s/  DeVal Johnson          Secretary, Director                       August 5, 2003
--------------------------
DeVal Johnson


/s/  Gregory B. Crane       Director                                  August 5, 2003
--------------------------
Gregory B. Crane


/s/  Daniel L. Coury, Sr.   Director                                  August 5, 2003
--------------------------
Daniel L. Coury, Sr.


/s/  Peter Bergmann         Director                                  August 5, 2003
--------------------------
Peter Bergmann

                                  EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------

4.1(a)          Certificate of Amendment to Articles of Incorporation

5.1             Opinion of Snell & Wilmer L.L.P.

23.1            Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

23.2            Consent of Epstein, Weber & Conover, P.L.C.

24.1 Power of Attorney (included on the signature page of this Registration Statement)

99.1            YP.NET, Inc. 2003 Stock Plan


In addition to those Exhibits shown above, the registrant hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933 by reference to the filings set forth below:

Exhibit No.   Description              Previously Filed as       File No.  Date Filed
------------  -----------------------  ------------------------  --------  ----------
                                       Exhibit
                                       -------

4.1(b)        Certificate of Restated  3.1 to the Registrant's      000-       5-6-98
              Articles of              Registration Statement       24217
              Incorporation of         on Form 10SB12G
              Renaissance
              International, Inc.

4.1(c)        Amended  Articles - To   3.2 to the Registrant's      000-      9-19-00
              change the name to       Annual Report on             24217
              YP.NET, Inc., and        Form 10-KSB for the
              Authorized Capital       fiscal year ended
              Increase to 50,000,000   September 30, 1999.

4.1(d)        Amended  Articles -      3.3 to the Registrant's      000-      9-19-00
              Name Change to           Annual Report on             24217
              YP.NET                   Form 10-KSB for the
                                       fiscal year ended
                                       September 30, 1999.

4.2(a)        By-laws of Renaissance   3.II to the Registrant's     000-       5-6-98
              International Group,     Registration Statement       24217
              Ltd.                     on Form 10SB12G

4.2(b)        Amended By-laws          3.6 to the Registrant's      000-      9-19-00
                                       Annual Report on             24217
                                       Form 10-KSB for the
                                       fiscal year ended
                                       September 30, 1999.


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